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                                                                    EXHIBIT 32.1

                                CERTIFICATION OF
                             CHIEF EXECUTIVE OFFICER
                       OF GP NATURAL RESOURCE PARTNERS LLC
                         PURSUANT TO 18 U.S.C. SECTION 1350

      In connection with the accompanying report on Form 10-Q for the quarter ended March 31, 2004 filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Corbin J. Robertson, Jr., Chief Executive Officer and Chairman of the Board of GP Natural Resource Partners LLC, the general partner of the general partner of Natural Resource Partners L.P. (the "Company"), hereby certify, to my knowledge, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                           /s/ Corbin J. Robertson, Jr.
                                           ------------------------------
                                           Name: Corbin J. Robertson, Jr.
                                           Date: May 5, 2004